SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

River Ventures, LLC (“River Ventures”), a subsidiary of Pharmaceutical Product Development, Inc.(“PPD”), and Bovis Lend Lease, Inc. (“Bovis”) previously entered into three agreements with respect to the construction of PPD’s new corporate headquarters facility in Wilmington, North Carolina. The agreements relate to three phases of construction: the foundation work, the construction of the shell building and the upfitting of the building. Bovis is the construction manager for all three phases of construction.

On February 15, 2006, River Ventures and Bovis entered into an amendment (the “Amendment”) to the construction contracts, whereby the agreement relating to the upfitting of the building was amended to, among other items, incorporate the terms of the agreements governing the foundation work and the construction of the shell building to create one set of contract documents and one guaranteed maximum price for the new corporate headquarters facility. Per the Amendment, the guaranteed maximum price for the facility is $78,878,865, comprised of $10,629,592 for the foundation work, $48,438,021 for the construction of the shell building, $18,198,184 for the upfitting of the building, and $1,613,068 of additional costs. A copy of the Amendment is attached hereto as Exhibit 10.215.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.215	Amendment to Construction Contracts entered into by and between River Ventures, LLC and Bovis Lend Lease, Inc. dated as of February 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: February 17, 2006
/s/ Linda Baddour
Linda Baddour
Chief Financial Officer